Exhibit 10.4
LULULEMON ATHLETICA INC.
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
The Participant has been granted an award of Restricted Stock Units (the “Award”) pursuant to the lululemon athletica inc. 2023 Equity Incentive Plan (the “Plan”) and the Restricted Stock Units Agreement attached hereto (the “Agreement”), as follows:

Participant:	[●]	Employee ID:	[●]
Grant Date:	[●]	Grant No.:	[●]
Target Number of Units:	[●], subject to adjustment as provided by the Agreement.
Settlement Date:	Except as otherwise provided in the Agreement or a separate written employment or other agreement between a Participating Company and the Participant, as soon as practicable on or after each Unit Vesting Date (or such other date on which the Award vests pursuant to Sections 4 or 7 of the Agreement), but in any event no later than seventy four (74) days following such date.
Vested Units:	Except as provided in the Restricted Stock Units Agreement or a separate written employment or other agreement between a Participating Company and the Participant and provided that the Participant’s Service has not terminated prior to the applicable Unit Vesting Date set forth below, the percentage of the Total Number of Units which become Vested Units on each Unit Vesting Date Shall be as follows:

	Unit Vesting Date	Percentage of Total Number of Units Vesting:
	[●] year after grant date [●] years after grant date [●] years after grant date	[●]% [●]% [●]%
Recovery Policy:	The Award is subject to the terms and conditions of the Company’s Policy for Recovery of Incentive-Based Compensation, as amended from time to time and as filed with the SEC as an exhibit to the Company’s periodic reports on Form 10-K or Form 10-Q or current reports on Form 8-K.

By accepting the Award, the Participant (1) agrees that the Award is governed by this Notice and by the provisions of the Plan and the Agreement, both of which are made a part of this document, (2) acknowledges receipt of a copy of the Plan, the Agreement and the prospectus for the Plan, (3) represents that the Participant has read and is familiar with the provisions of the Plan and the Agreement, and (4) hereby accepts the Award subject to all of their terms and conditions.
The Participant acknowledges the conditions of this Award and recognizes that the terms of the Plan and the Agreement contain provisions which may result in the termination, expiration or forfeiture of the Award, including, without limitation, with respect to the treatment of the Award and the Participant’s rights in respect thereof upon the cessation of the Participant’s Service as described in sections 4 and 7 of the Agreement and 6 and 14 of the Plan. The Participant understands and acknowledges that the purpose of the Award, the Plan and the Agreement is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Restricted stock units (RSUs).
LULULEMON ATHLETICA INC.
By: [●]
Its: [●]
ATTACHMENTS:
Restricted Stock Units Agreement

LULULEMON ATHLETICA INC.
RESTRICTED STOCK UNITS AGREEMENT
lululemon athletica inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the lululemon athletica inc. 2023 Equity Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference.
By accepting the Award, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan, and a prospectus for the Plan (the “Plan Prospectus”) in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Plan, (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.1.
1. DEFINITIONS AND CONSTRUCTION.
1.1          Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
(a)          “Dividend Equivalent Units” mean additional Restricted Stock Units credited pursuant to the Dividend Equivalent Right described in Section 3.3.
(b)          “Units” means the Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the Award, as both shall be adjusted from time to time pursuant to Section 8.
1.2          Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2. ADMINISTRATION.
2.1 Award Administration. All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any executive officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided such executive officer has apparent authority with respect to such matter, right, obligation, or election. The Company intends that the Award comply with, or be exempt from, Section 409A (including any amendments or replacements of such section), and the provisions of this Agreement shall be construed and administered in a manner consistent with this intent.
3. THE AWARD.
3.1          Grant of Units. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 3.3 and 8. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one share of Stock.
3.2          No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or Stock issued upon settlement of the Units, the consideration for which shall be past Services actually rendered and/or future Services to be rendered to a Participating Company. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past Services having a value not less than the par value of the Stock issued upon settlement of the Units.
3.3          Dividend Equivalent Units. This Agreement also constitutes the award of a Dividend Equivalent Right to the Participant. On the date that the Company pays a cash dividend to holders of Stock generally, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock such date and (ii) the sum of the Total Number of Units and the number of Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited as of such date, by (b) the Fair Market Value per share of Stock on such date. Any resulting fractional Dividend Equivalent Units shall be rounded down to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Units originally subject to the Award with respect to which they have been credited.
4. VESTING OF UNITS.
4.1          In General. Except as provided by this Section 4 and Section 7, the Units shall vest and become Vested Units as provided in the Grant Notice. Additionally, the termination and vesting provisions outlined in this Section 4 are ultimately subject to specified country regulations as outlined in the Additional Terms and Conditions of Lululemon Athletica Inc. section of this document.
4.2          Effect of Leave of Absence. In the event that the Participant takes a statutory or an approved leave or leaves of absence during the period beginning on the Grant Date and ending on the applicable Unit Vesting Date, the Units shall continue to vest during such leave or leaves of absence. If the Participant fails to return to Service at the end of the statutory or approved leave period, then, except to the extent required by applicable law, the Participant’s Service shall be treated as having terminated on the last day of such statutory or approved leave.
4.3          Termination for Any Reason Other Than Retirement, Death or Disability. In the event of the termination of the Participant’s Service for any reason other than Retirement, Death or Disability (whether voluntary or involuntary and with or without Cause, and including without limitation in the case of wrongful or unlawful dismissal by the Company; constructive dismissal; or termination pursuant to the terms of an applicable employment agreement) prior to a Unit Vesting Date, the Participant shall, subject to applicable laws, forfeit and the Company shall automatically reacquire all of the unvested Units subject to the Award. The Participant shall not be entitled to any payment for such forfeited Units. Termination of Service shall be deemed to be the last day of employment as an Employee or the last day on which a Director or Consultant provides services to the Company, as the case may be (whether voluntary or involuntary and with or without Cause, and including without limitation in the case of wrongful or unlawful dismissal by the Company; constructive dismissal; or termination pursuant to the terms of an applicable employment agreement), and not during or as of the end of any period following such date during which the Participant is in receipt of, or entitled to receive, statutory, contractual or common law/civil law notice of termination or any compensation in lieu of such notice, except only to the minimum extent that such period following the termination of Service must be included in order to comply with applicable statutory requirements regarding termination of employment. For clarity, the Participant is not entitled to and waives any right to claim common law damages for loss of an Award stemming from the Company’s failure to provide the Participant with adequate notice of termination.
4.4          Termination by Reason of Retirement. In the event of the termination of the Participant’s Service by reason of Retirement prior to any Unit Vesting Date, then unvested Units shall continue to vest for 12 months following the date of such Retirement.
4.5          Termination by Reason of Death. In the event of the death prior to any Unit Vesting Date, then on the date of such death unvested Units shall become Vested Units.
4.6          Termination by Reason of Disability. In the event of the termination of the Participant’s Service by reason of Disability prior to any Unit Vesting Date, then on the date of such termination all unvested Units shall become Vested Units.

4.7          Forfeiture For Violations of Non-Compete and/or Non-Solicitation Agreements. Notwithstanding anything above to the contrary, if, during the Participant’s Service, or following the Participant’s termination of Service, the Participant violates any provision contained in a written service or other agreement applicable to the Participant (or any other written policy of the Participating Company Group of general application) relating to the prohibition of the Participant from engaging in activities which would violate any legally enforceable non-compete or non-solicitation clause or rule prior to any Unit Vesting Date, then all of the Units shall be treated as unvested and forfeited as of the date on which such violation occurs. In addition, effective  upon any violation described above, any Units which have become Vested Units during the Participant’s Service, or following the Participant’s termination of Service shall be forfeited by the Participant and any shares of Stock retained by such Participant shall be returned to the Company or, if the Participant no longer retains such shares because the Participant has disposed of the shares, then the Participant shall remit the Fair Market Value of the shares on the date the Participant disposed of them.
5. SETTLEMENT OF THE AWARD.
5.1          Issuance of Stock. Subject to the provisions of Section 5.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit one share of Stock. Shares of Stock issued in settlement of Units shall be subject to any restrictions as may be required pursuant to Section 5.3, Section 6, or the Trading Compliance Policy.
5.2          Beneficial Ownership of Shares of Stock; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares of Stock acquired by the Participant pursuant to the settlement of the Award. Except as otherwise provided by this Section 5.2, a certificate for the shares of Stock as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant. In addition, shares of Stock settled as a result of this Agreement may be held in book entry form.
5.3          Restrictions on Grant of the Award and Issuance of Shares of Stock. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state law or foreign law with respect to such securities. No share of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations, including, without limitation, the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares of Stock subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
5.4          Fractional Shares. The Company shall not be required to issue fractional shares of Stock upon the settlement of the Award. Any fractional share resulting from the determination of the number of Vested Units shall be rounded down to the nearest whole number.
6. TAX MATTERS.
6.1          Responsibility for Taxes. Notwithstanding any contrary provision of this Agreement, the Company shall have no obligation to process the settlement of the Award or to deliver shares of Stock unless and until satisfactory arrangements (as determined by the Company) will have been made by Participant with respect to the payment of income, employment, social insurance, National Insurance Contributions, payroll tax, fringe benefit tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant including, without limitation, in connection with the grant, vesting or settlement of the Award, the subsequent sale of shares of Stock acquired under the Plan and/or the receipt of any dividends on such shares of Stock which the Company determines must be withheld (“Tax-Related Items”). Participant authorizes the Company and/or the

Affiliate to withhold any Tax-Related Items legally payable by Participant from his or her wages or other cash compensation paid to Participant by the Company and/or the Affiliate or from proceeds of the sale of shares of Stock. Further, if Participant is subject to tax in more than one jurisdiction between the date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or Affiliate employer, or former employer, as applicable, may be required to withhold or account for tax in more than one jurisdiction. Regardless of any action of the Company or the Affiliate, Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Affiliate. Participant further acknowledges that the Company and the Affiliate (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.
6.2          Withholding in Shares. Subject to applicable law, in the event the Participant has not satisfied the tax withholding obligations described in Section 6.1 in accordance with Section 6.1, the tax withholding obligations shall be satisfied in the following manner:
(a)          the Participant shall dispose of such portion of the Vested Units that represents rights to receive shares of Stock having a Fair Market Value equal to the Withholding Amount to the Company on the Settlement Date in consideration for cash in an amount equal to the Withholding Amount, and the full amount of such cash shall be withheld by the Company and remitted to the relevant taxing authority to satisfy the tax withholding obligations; and
(b)          the portion of the Vested Units not disposed of in accordance with Section 6.2(a) shall be settled in accordance with Section 5.1.
6.3         Non-Qualified Securities. All restricted stock units granted under this agreement shall be designated as “non-qualified securities” under subsection 110(1.4) of the Income Tax Act (the “Act”). For greater certainty, all designated restricted stock units will be considered to be non-qualified securities for the purposes of section 110 of the Act, including the calculation of the “annual vesting limit” under subsection 110(1.31). The employer will provide notice of this designation to the employee and the Canada Revenue Agency as required by subsection 110(1.9) of the Tax Act.
7. CHANGE IN CONTROL.
7.1          Acceleration of Vesting Upon a Change in Control. In the event of the consummation of a Change in Control prior to any Unit Vesting Date, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may assume or continue the Company’s rights and obligations with respect to outstanding Awards or substitute for outstanding Awards substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section 7.1, an Award shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, for each Unit subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock of the Company on the effective date of the Change in Control was entitled for each Unit subject to an Award. In the event that the Acquiror elects not to assume, continue or substitute for the outstanding Awards in connection with a Change in Control, the vesting of 100% of the then unvested Units shall be accelerated in full and such Units shall be deemed Vested Units effective as of the date of the Change in Control, provided that the Participant’s Service has not terminated prior to the Change in Control. In settlement of the Award, the Company shall issue to the Participant one (1) share of Stock for each Vested Unit determined in accordance with this Section 7.1. The vesting of Units and settlement of the Award that was permissible solely by reason of this Section 7.1 shall be conditioned upon the consummation of the Change in Control. Notwithstanding the foregoing, the Committee may, in its discretion, determine that upon a Change in Control, each Award outstanding immediately prior to the Change in Control shall be canceled in exchange for payment with respect to 100% of the Units which are subject to accelerated vesting in (a) cash, (b) stock of the Company or the Acquiror, or (c) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of stock in the Change in

Control for each such Unit (subject to any required tax withholding). Such payment shall be made as soon as practicable following the Change in Control.
7.2          Termination After Change in Control. Notwithstanding anything in this Agreement to the contrary, if the Award is assumed or continued following a Change in Control, and if the Participant’s Service ceases as a result of a Termination After Change in Control (as defined below), the surviving Units shall become Vested Units and the Award shall be settled promptly following such event.
(a)          “Termination After Change in Control” shall mean either of the following events occurring within two years after a Change in Control:
(i)            Termination of the Participant’s Service with the Participating Company Group or such successor without Cause; or
(ii)           The Participant’s resignation for Good Reason (as defined below) within 90 days of the Participant first becoming aware of the event constituting Good Reason provided the Participant has provided the Company (or its successor) notice of such condition and the opportunity to cure the event.
Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Participant’s Service which (A) is for Cause; (B) is a result of the Participant’s voluntary termination of such relationship other than for Good Reason; or (C) occurs prior to the effectiveness of a Change in Control.
(b)          “Good Reason” shall mean any one or more of the following:
(i)            Without the Participant’s written consent, a material adverse change in the Participant’s duties and responsibilities as compared to the Participant’s duties and responsibilities immediately prior to the Change in Control;
(ii)           Without the Participant’s written consent, the relocation of the Participant’s principal place of Service to a location that is more than 50 miles from the Participant’s principal place of Service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Participant than such travel requirements existing immediately prior to the date of the Change in Control; or
(iii)          Any failure by the Participating Company Group (or its successor) to pay, or any material reduction by the applicable Participating Company Group of, (A) the Participant’s base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other similarly situated persons with responsibilities, organizational level and title comparable to the Participant’s), or (B) the Participant’s target bonus opportunity, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant).
8. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.
Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the grant of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.
9. RIGHTS AS A STOCKHOLDER.
The Participant shall have no rights as a stockholder with respect to any shares of Stock which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8.
10. LEGENDS.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
11. COMPLIANCE WITH SECTION 409A.
It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for noncompliance. In connection with effecting such compliance with Section 409A, the following shall apply:
11.1       Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
11.2        Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits which constitute a “deferral of compensation” within the meaning of the Section 409A Regulations in any manner which would not be in compliance with the Section 409A Regulations.
11.3        Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

11.4        Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
12. SERVICE CONDITIONS. In accepting the Award, the Participant acknowledges and agrees that:
(a)          The Participant’s right to vesting of shares of Stock in settlement of the Award will end on the date of the Participant’s termination of Service, such date to be determined in accordance with Sections 4 and 7, will not be extended by any additional statutory, contractual, or common law or civil law period of notice of termination or compensation in lieu of such notice to which the Participant may be entitled, except only to the minimum extent that such period following the termination of Service must be included in order to comply with applicable statutory requirements regarding termination of employment. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(b)          The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.
(c)           The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.
(d)          All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.
(e)          The Participant’s participation in the Plan shall not create a right to further Service with the Company or an Affiliate and shall not interfere with the ability of with the Company or Affiliate to terminate the Participant’s Service at any time, with or without cause, subject to applicable laws.
(f)           The Participant is voluntarily participating in the Plan.
(g)          The Award is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to the Company or Affiliate and which is outside the scope of the Participant’s employment contract, if any.
(h)          The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
(i)            In the event that the Participant is not an employee of the Company or Affiliate, the Award grant will not be interpreted to form an employment contract or relationship with such entity that does not otherwise exist.
(j)           The future value of the underlying shares of Stock is unknown and cannot be predicted with certainty. The value of the shares of Stock may increase or decrease.
(k)          No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares of Stock and the Participant irrevocably releases the Company and Affiliates from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

13. DATA PRIVACY.
The following provisions shall only apply to the Participant if he or she resides outside the US, the EU, EEA, and UK:
(a) The Participant voluntarily consents to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of his or her personal data as described in this Agreement and any other award materials (“Data”) by and among, as applicable, the Participating Company Group for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan. If the Participant does not choose to participate in the Plan, his or her employment status or service with the Participating Company Group will not be adversely affected.
(b) The Participant understands that the Participating Company Group may collect, maintain, process and disclose, certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all equity awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering and, managing the Plan.
(c) The Participant understands that Data will be transferred to one or more service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than his or her country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.
(d) The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan, including to maintain records regarding participation. The Participant understands that if he or she resides in certain jurisdictions, to the extent required by applicable law, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these Awards, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing these consents on a purely voluntary basis. If the Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a service provider with the Participating Company Group  will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her Award under the Plan or administer or maintain Award. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain the Award). The Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.
The following provisions shall only apply to the Participant if he or she resides in the EU, EEA, UK, or EU privacy laws are otherwise applicable:
(a) Data Collected and Purposes of Collection. The Participant understands that the Company, acting as controller, as well as the employing Participating Company, will process, to the extent permissible under applicable law, certain personal information about the Participant, including name, home address and telephone number, information necessary to process the Award (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all Awards granted, canceled, vested, unvested or outstanding in the Participant’s favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”). The Data is collected from the Participant, and from the Participating Company Group, for the purpose of implementing, administering and managing the Plan pursuant to its terms. The legal bases (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage the Plan and in Company’s legitimate interests, which means the Company is using the relevant Data to conduct and develop its business activities, subject to the Participant’s interest and fundamental rights. The Data must be provided in order for the Participant to participate in the Plan and for the parties to this Agreement to perform their respective obligations thereunder. If the Participant does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement.
(b) Transfers and Retention of Data. The Participant understands that the Data will be transferred to and among the Participating Company Group, as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above. The Participant understands that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where we or our service providers have operations. The United States and some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards. If the Participating Company Group transfer Data outside of the European Economic Area, we will take steps as required and recognized by the European Commission to provide adequate safeguards for the transferred Data. The Participant has a right to obtain details of the mechanism(s) under which the Participant’s Data is transferred outside of the European Economic Area, or the United Kingdom, which the Participant may exercise by contacting julieaverill@lululemon.com.
(c) The Participant’s Rights in Respect of Data. The Participant has the right to access the Participant’s Data being processed by the Company as well as understand why Company is processing such Data. Additionally, subject to applicable law, the Participant is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). Further, subject to applicable law, the Participant may be entitled to the following rights in regard to his or her Data: (i) to object to the processing of Data; (ii) to have his or her Data erased, under certain circumstances, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of the Participant’s Data so that it is stored but not actively processed (e.g., while the Company assesses whether the Participant is entitled to have Data erased) under certain circumstances; (iv) to port a copy of the Data provided pursuant to this Agreement or generated by the Participant, in a common machine-readable format; and (v) to obtain a copy of the appropriate safeguards under which Data is transferred to a third country or international organization. To exercise his or her rights, the Participant may contact the applicable human resources representative. The Participant may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint.
14. MISCELLANEOUS PROVISIONS.
14.1        Termination or Amendment. The Committee may terminate or amend the Plan at any time. No amendment or addition to this Agreement shall be effective unless in writing and, to the extent such amendment is necessary to comply with applicable law or government regulation (including, but not limited to Section 409A), may be made without the consent of the Participant.
14.2        Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
14.3        Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

14.4        Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
14.5        Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)          Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)          Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 14.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 14.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 14.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 14.5(a).
14.6        Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the specific terms and conditions, if any, set forth in the Appendix to this Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in the Appendix, the specific terms and conditions applicable to such country will apply to the Award to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan or this Agreement.
14.7        Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Award, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
14.8       Severability. Each section and subsection of this Agreement are separate, distinct and severable from each other. If a section or subsection of this Agreement is determined to be invalid or unenforceable, such invalidity or unenforceability shall apply to the section or subsection only to the extent of that invalidity or unenforceability and shall not affect the validity or enforceability of any other section or subsection.
14.9        Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
14.11      Language. Participant acknowledges that he or she has expressly requested and is satisfied that this Agreement or any other document related to the Plan be drafted in English only. Le Participant reconnait avoir expressément demandé et est satisfait(e) que cette entente et tout document relatif au régime soient rédigés uniquement en anglais.

ADDITIONAL TERMS AND CONDITIONS OF
RESTRICTED STOCK UNITS AGREEMENT
UNDER THE
LULULEMON ATHLETICA INC. 2023 EQUITY INCENTIVE PLAN
This Appendix includes additional terms and conditions that govern the Restricted Stock Units granted to the Participant under the Plan if the Participant resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.
The Participant understands and agrees that the Company strongly recommends that the Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the Restricted Stock Units vests or the shares of Stock are issued under the Plan.
The Participant further understands and agrees that if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfer employment after grant of the Participant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.
AUSTRALIA
Terms and Conditions
Foreign Exchange
Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the inflow of funds from the vesting of the Restricted Stock Units or subsequent sale of the shares of Stock and any dividends (if any) and that the Participant shall be responsible for any reporting of inbound international fund transfers required under applicable law. The Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Participant’s specific situation.
Offer of Award
The Board, in its absolute discretion, may make a written offer to an eligible person who is an Australian resident it chooses to accept the Award.
The offer shall specify the maximum number of shares of Stock the Participant may accept under the Award, the Grant Date, Unit Vesting Date, the Settlement Date, the vesting conditions (if any), any applicable holding period and any disposal restrictions attached to the Award or the resulting shares of Stock (all of which may be set by the Board in its absolute discretion).
The offer is intended to receive tax-deferred treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth). The conditions to receive such treatment are contained in this Agreement.
The offer shall be accompanied by an acceptance form and a copy of the Plan and this Agreement or, alternatively, details on how the Participant may obtain a copy of the Plan and this Agreement.
Where the Board is to make an offer to a casual employee or a consultant, it will do so where:
(1) For a casual employee, the individual who performs the work under or in relation to the contract is or might reasonably be expected to be, engaged to work the number of hours that are the pro-rata equivalent of 40% or more of a comparable full-time position with the Company;

(2) For a contractor:
(a) if an individual with whom the Company has entered into a contract for the provision of services under which the individual performs work for the Company; or
(b) if a Company with whom the Company has entered into a contract for the provision of services under which an individual, who is a director of the Company or their spouse, performs work for the Company;
where the individual who performs the work under or in relation to the contract is, or might reasonably be expected to be, engaged to work the number of hours that are the pro-rata equivalent of 40% or more of a comparable full-time position with the Company.
Grant of Award
If the Participant validly accepts the Board’s offer of Award, the Board must grant the Participant the Award for the number of shares of Stock for which the Award was accepted. However, the Board must not do so if the Participant has ceased to be an eligible person at the date when the Award is to be granted or the Company is otherwise prohibited from doing so under the Corporations Act 2001(Cth) without a disclosure document, product disclosure statement or similar document.
The Company must provide a copy of this Agreement in respect of the Award granted to the Participant to be executed by the Participant as part of the offer to the Participant.
Notifications
Securities Law Information
The offering of Restricted Stock Units and resale of shares of Stock acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.
No Advice or Recommendation
This Agreement is not intended to provide the sole or principal basis of any investment or credit decision or any other risk evaluation. The information contained in this Agreement is not a recommendation by the Company or any other person that any investor subscribes for shares of Stock in the Company. Each Participant must conduct his or her own investigations and analysis of the operations and prospects of the Company that it considers necessary or desirable and should determine for itself its interest in acquiring shares of Stock in the Company on the basis of such independent assessment and investigation.
CANADA
Notification
Tax Matters
All Awards granted under this Agreement shall be designated as “non-qualified securities” under subsection 110(1.4) of the Canadian Income Tax Act (the “Act”). For greater certainty, all designated Awards (i.e., Restricted Stock Units) will be considered non-qualified securities for the purposes of section 110 of the Act, including the calculation of the “annual vesting limit” under subsection 110(1.31). The employer will provide notice of this designation to the Participant and the Canada Revenue Agency as required by subsection 110(1.9) of the Act.

CHINA
Terms and Conditions
Termination of Service
All vested Restricted Stock Units shall be settled and all shares of Stock issued in settlement of vested Restricted Stock Units shall be sold within ninety (90) days from the termination of the Participant's Service subject to the following:
•Upon the end of the aforesaid 90-day period, if there are any unsettled Restricted Stock Units, on the first trading day following the expiry of the 90-day period, all such Restricted Stock Units will automatically be settled and all shares of Stock subject to such Restricted Stock Units will automatically be sold on behalf of the Participant.
•Upon the end of the aforesaid 90-day period, if there are any remaining shares of Stock issued to the Participant in settlement of vested Restricted Stock Units, all such shares of Stock will automatically be sold on behalf of the Participant on the first trading day after the expiry of the 90-day period.
Notification
Special Administration in China.
The participation in the Plan by the Participant shall be subject to the China Subsidiary Corporation obtaining approval from the State Administration of Foreign Exchange (“SAFE”) for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. The receipt of funds by the Participant from the sale of the shares and the conversion of those funds to the local currency must be registered with the SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the shares must be repatriated into China through the SAFE-approved bank account set up and monitored by the China Subsidiary Corporation. The Participant may contact his or her local HR office for more details about the SAFE-approved bank account.
The Participant hereby acknowledges and agrees that such proceeds (net of applicable China tax) will be transferred to the SAFE-approved account prior to being delivered to China Participant’s personal account and that neither the China Subsidiary Corporation, the Company nor any Parent Corporation or Subsidiary Corporation shall be liable for any delays or foreign exchange rate fluctuation that may happen in this process.
Data Privacy Consent
China Participant hereby consents to the Company, any Parent Corporation or Subsidiary Corporation or any third party, collecting China Participant’s personal information (including sensitive information) necessary to administer and operate the Plan and disclosing any personal information necessary to administer and operate the Plan to the Company, any Parent Corporation or Subsidiary Corporation or any third party engaged to assist in implementing the Plan, who may be situated in or outside China.
DENMARK
Terms and Conditions
Stock Option Act
By accepting this Award, the Participant acknowledges that he or she received an Employer Statement (attached immediately below), translated into Danish, which is being provided to comply with the Danish Stock Option Act (the “Act”), to the extent that the Act applies to the Option. If applicable, to the extent more favorable and required to comply with the Act, the terms set forth in the Employer Statement will apply to the Participant’s participation in the Plan.

Please be aware that as set forth in Section 1 of the Act, the Act only applies to “employees” as that term is defined in Section 2 of the Act. If the Participant is a member of the registered management of a Participating Company or affiliate in Denmark or otherwise does not satisfy the definition of employee, the Participant will not be subject to the Act and the Employer Statement will not apply to him or her.
Notifications
Securities Law Information
The grant of Award under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Denmark.
Securities/Tax Reporting Information
The Participant may hold shares of Stock acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the shares of Stock are held with a foreign broker or bank, the Participant is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, the Participant must file a Form V (Erklaering V) with the Danish Tax Administration. The Participant must sign the Form V and the broker or bank may sign the Form V. By signing the Form V, the broker or bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the shares of Stock in the safety-deposit account. In the event that the applicable broker or bank with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Participant will be solely responsible for providing certain details regarding the foreign brokerage or bank account and any shares of Stock acquired in connection with the Plan and held in such account to the Danish Tax Administration as part of the Participant’s annual income tax return. By signing the Form V, the Participant authorizes the Danish Tax Administration to examine the account. A sample of the Form V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.
In addition, if the Participant opens a brokerage account (or a deposit account with a U.S. bank), the brokerage account (or bank account, as applicable) will be treated as a deposit account because cash can be held in the account. Therefore, the Participant must also file a Form K (Erklaering K) with the Danish Tax Administration. Both the Participant and the broker must sign the Form K unless an exemption from the broker/bank signature requirement is granted by the Danish Tax Administration. It is possible to seek the exemption on the Form K, which the Participant should do at the time the Participant submits the Form K. By signing the Form K, the broker or bank, as applicable, undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the deposit account. In the event that the applicable financial institution (broker or bank) with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Participant will be solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of the Participant’s annual income tax return. By signing the Form K, the Participant authorizes the Danish Tax Administration to examine the account. A sample of Form K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.
Foreign Asset/Account Reporting Information
If the Participant establishes an account holding shares or cash outside of Denmark, the Participant must report the account to the Danish Tax Administration. The form which should be used to make the report can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described above.)

FRANCE
Terms and Conditions
Awards Not Tax-Qualified
The Award is not intended to be a tax-qualified or tax-preferred award, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code. The Participant is encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the Award.
Language Consent
By accepting the French Award, the Participant confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in the English language. The Participant accepts the terms of those documents accordingly. The Participant confirms that the Participant has a good knowledge of the English language.
En acceptant l’Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause. Etant précisé que le Titulaire a une bonne maîtrise de la langue anglaise.
Notifications
Securities Law Information
The grant of Award under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in France.
Foreign Asset/Account Information
The Participant may hold shares of Stock acquired upon vesting/settlement of the Award, any proceeds resulting from the sale of shares of Stock or any dividends paid on such shares of Stock outside of France, provided the Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return. Failure to complete this reporting may trigger penalties for the Participant.
GERMANY
Notifications
Exchange Control Information
If Participant remits proceeds in excess of €12,500 out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that Participant makes or receives a payment in excess of this amount, Participant is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, Participant must also report on an annual basis in the unlikely event that Participant holds shares of Stock exceeding 10% of the total voting capital of the Company.
Securities Law Information
The grant of Restricted Stock Units under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Germany.
Terms and Conditions
Prohibition on Insider Dealing

The Participant should be aware of the insider dealing rules of the Regulation (EU) No 596/2023 of the European Parliament and Council (Market Abuse Regulation) apply in Germany, which may affect transactions under the Plan such as e.g. the subscription or participation, the suspension, the cancellation or an amending order, the acquisition or sale of shares of Stock acquired under the Plan, if the Participant has inside information regarding the Company. The Participant is advised to determine carefully whether he or she has inside information in respect of the Company and whether and to what extend insider dealing rules can apply to him or her. In case of uncertainty, the Company recommends that the Participant consults with a legal advisor.
Limitation of Liability
The Participant is responsible for compliance with any laws to be observed by the Participant in person in conjunction with the participation in the Plan. The Company cannot be held liable if the Participant violates German law or any other applicable rules to be complied with by the Participant in conjunction with the participation in the Plan including but not limited to insider dealing restrictions under the Market Abuse Regulation.
HONG KONG
Notification
Securities Law Notice
WARNING: The Restricted Stock Units and shares of Stock issued upon settlement of the Restricted Stock Units do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units are intended only for the personal use of each eligible employee of the Company or its Participating Companies and may not be distributed to any other person. If the Participant is in any doubt about any of the contents of the Agreement, including these additional terms, or the Plan, the Participant should obtain independent professional advice.
Occupational Retirement Schemes Ordinance Alert
The Company specifically intends that neither the Award nor the Plan will be considered or deemed an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).
Terms and Conditions
Sale of Shares
Any shares of Stock received at grant or vesting are accepted as a personal investment. In the event that any portion of this Award vests within six months of the grant date, the Participant agrees that he or she will not offer to the public or otherwise dispose of the shares of Stock acquired prior to the six-month anniversary of the grant date.
INDIA
Terms and Conditions
Tax Withholding
The following provision supplements Section 6 of this Agreement:
The Participant agrees that under the provisions of the (Indian) Income Tax Act, 1961, the employer and/or the Company would be required to withhold Tax-Related Items on the value of the benefit earned by the Participant as a result of the Participant’s participation in the Plan. Such benefit shall be computed according to the provisions of the (Indian) Income Tax Act, 1961, read with the (Indian) Income Tax Rules, 1962.
The Participant agrees that the employer and/or the Company may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right that the Participant may have to recover any overpayment from the relevant tax authorities. The Participant agrees that the employer and/or the Company may withhold the Tax-Related Items from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the employer. The Participant agrees to pay to the Company or the employer the Tax-Related Items that the Company or the employer may be required to withhold or account, if such Tax-Related Items cannot be satisfied by the means previously described.
The Participant acknowledges that, regardless of any action taken by the Company or the employer, the ultimate liability for all Tax-Related Items is and remains the responsibility of the Participant and may exceed the amount actually withheld by the Company or the employer.
Notifications
Exchange Control Information
The Participant understands and agrees that he or she must repatriate any proceeds from the sale of shares of Stock acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. The Participant will receive a foreign inward remittance certificate ("FIRC") from the bank where he or she deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or his or her employer requests proof of repatriation.
Foreign Asset/Account Reporting Information
Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including shares of Stock acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority. It is the Participant’s ability to comply with applicable foreign asset tax laws in India and the Participant should consult with his or her personal tax advisor to ensure that the Participant is properly reporting his or her foreign assets and bank accounts. The Participant’s local employer will issue a Form 16 to the Participant and report perquisites in Form 12BA after the end of the Financial Year.
IRELAND
Notifications
Director Notification Requirement
If the Participant is a director, shadow director or secretary of an Irish Affiliate, the Participant is required to notify such Irish Affiliate in writing within five business days of (i) receiving or disposing of an interest in the Company (e.g., Award, shares of Stock, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director, shadow director or secretary of an Irish Affiliate if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary, as the case may be).
Securities Law Information
The grant of Award under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Ireland.

ITALY
Terms and Conditions
Plan Document Acknowledgment
In accepting the Award, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. The Participant further acknowledges that he or she has read and specifically and expressly approves the following sections of the Agreement: Section 3: The Award; Section 4: Vesting of Units; Section 5: Settlement of the Award; Section 6: Tax Matters; Section 7: Change in Control; Section 11: Compliance with Section 409A; Section 12: Service Conditions; Section 13: Data Privacy; Section 14: Miscellaneous Provisions.
Notifications
Foreign Asset/Account Reporting Information
If the Participant holds investments abroad or foreign financial assets (e.g., cash, shares, Restricted Stock Units) that may generate income taxable in Italy, the Participant is required to report them on his or her annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply to the Participant if he or she is a beneficial owner of the investments, even if the Participant does not directly hold investments abroad or foreign assets.
Foreign Asset Tax Information
The value of financial assets held outside of Italy by Italian residents is subject to a foreign asset tax, subject to an exemption. The taxable amount will be the fair market value of the financial assets (e.g., shares) assessed at the end of the calendar year.
Securities Law Information
The grant of Award under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Italy.
JAPAN
Notifications
Foreign Exchange
Under certain circumstances, Participant may be required to file a report with the Ministry of Finance if Participant intends to acquire shares of Stock whose value exceeds a certain amount. The reporting, if required, is due within 20 days from the acquisition of the shares of Stock. The reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.
The participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to his or her specific situation. Please note that laws and regulations change frequently and occasionally on a retroactive basis.
Foreign Asset/Account Reporting Information
Japanese residents holding assets outside of Japan with a total net fair market value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. The participant is advised to consult with a personal tax advisor to ensure that he or she is properly complying with applicable reporting requirements.
Securities Law Information

The Award and the shares of Stock have not been registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948), as amended (the “FIEA”). The Award and the shares of Stock issuable upon the exercise of Award may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan. As used herein, the term "resident of Japan" means any natural person having his place of domicile or residence in Japan, or any corporation or other entity organized under the laws of Japan or having its main office in Japan.
KOREA
Notifications
Exchange Control Notification
If the Participant realizes US$500,000 or more from the Award, including from sales of the shares of Stock, in a single transaction, he or she must repatriate the proceeds to Korea within eighteen months of the payment. Accordingly, the Participant is strongly encouraged to consult his or her personal legal advisor if the sum from the Award exceeds this threshold.
Foreign Assets Reporting Information
Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency). The Participant should consult with his or her personal tax advisor to determine how to value his or her foreign accounts for purposes of this reporting requirement and whether he is she is required to file a report with respect to such accounts.
MALAYSIA
Notifications
Securities Law Notice
The grant of the Award has been made in compliance with applicable Malaysian securities requirements including, as appropriate, filing an Information Memorandum with the Malaysian Securities Commission.
Malaysian Insider Trading Notification
The Participant should be aware of the Malaysian insider-trading rules, which may impact the Participant’s acquisition or disposal of shares or rights to shares under the Plan. Under the Malaysian insider-trading rules, the Participant is prohibited from acquiring or selling shares or rights to shares (e.g., an award under the Plan) when the Participant is in possession of information which is not generally available and which the Participant knows or should know will have a material effect on the price of shares once such information is generally available.
Director Notification Obligation
If the Participant is a director of the Company's Malaysian Participating Company, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Participating Company in writing when the Participant receives or disposes of an interest (e.g., an award under the Plan or shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

NETHERLANDS
Notifications
Prohibition Against Insider Trading
The Participant should be aware of the Dutch insider trading rules, which may affect the sale of shares acquired under the Plan. In particular, the Participant may be prohibited from effecting certain share transactions if the Participant has insider information regarding the Company. Below is a discussion of the applicable restrictions. The Participant is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, the Company recommends the Participant consult with a legal advisor. The Company cannot be held liable if you violate the Dutch insider trading rules. The Participant is responsible for ensuring compliance with these rules.
Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (MAR), is applicable in the Netherlands. For further information, the Participant is referred to the website of the Authority for the Financial Markets (AFM): https://www.afm.nl/en/professionals/onderwerpen/marktmisbruik.
Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Participating Company may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into the Agreement and participating in the Plan, the Participant acknowledges having read and understood the notification above and acknowledges that it is his or her responsibility to comply with the Dutch insider trading rules, as discussed herein.
Securities Law Information
The grant of Award under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the Netherlands.
NEW ZEALAND
Notification
Securities Law Notice
The Participant is being offered an opportunity to participate in the Plan. In compliance with New Zealand securities law, the Participant is hereby notified that all documents related to the Plan have either been provided to the Participant or are available via website or hard copy.
A copy of the above documents will be provided to the Participant, free of charge, on written request to the Company.
Notwithstanding any other provisions of the Plan, every covenant or other provisions set out in an exclusion under Schedule 1 of the New Zealand Financial Markets Conduct Act 2013 ("FMCA") or in an exemption or modification granted from time to time by the Financial Markets Authority in respect of the Plan or which applies to the Plan pursuant to its powers under the FMCA and required to be included in the Plan in order for that exclusion, exemption or modification to have full effect, is deemed to be contained in the Plan. To the extent that any covenant or other provision deemed by this clause to be contained in the Plan is inconsistent with any other provision in the Plan, the deemed covenant or other provision will prevail.
The Participant is encouraged to read the provided materials carefully before making a decision on whether to participate in the Plan. When reading these materials, the Participant should note that all references to the exercise price are listed in U.S. dollars. In addition, the Participant should consult a tax advisor for specific information concerning the personal tax situation with regard to Plan participation.

Warning
If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share option purchase scheme.
As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
You have a right, upon request, to receive from lululemon athletica inc., free of charge, a copy (or electronic copy) of the Company’s relevant financial statements for the most recently completed financial year and the auditor’s report. The relevant financial statements are those of lululemon athletica inc. and its subsidiaries prepared in accordance with US GAAP for the most recently completed accounting period. Please address any such requests to lululemon athletica inc., Attn: HR, [1818 CORNWALL AVENUE, Vancouver, British Columbia V6J 1C7]
Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
Financial Information Notice
You have a right to receive the following financial information, free of charge, upon request:
•A copy of the Company’s latest annual report prepared under any enactment or overseas law (if any); and
•A copy of the Company’s relevant financial statements and either the auditor’s report on them or a statement that they are not audited.
NORWAY
Notifications
Securities Law Information
The grant of Award under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Norway.
Limitation of liability
The Participant is responsible for compliance with any laws to be observed by the Participant in person in conjunction with the participation in the Plan. The Company cannot be held liable if the Participant violates Norwegian law or any other applicable rules to be complied with by the Participant in conjunction with the participation in the Plan including but not limited to insider dealing restrictions under any applicable law.
Tax Consultation
The Participant understands that he or she may suffer adverse tax consequences as a result of the Participant’s acquisition or disposition of the shares of Stock. The Participant is encouraged to seek personal tax advice in connection with the acquisition or disposition of shares of Stock. The Participant acknowledges that the Participant is not relying on the Company or any Participating Company for any tax advice.

SINGAPORE
Notifications
Securities Law Information
The grant of the Restricted Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The participant should note that the Restricted Stock Units are subject to section 257 of the SFA and Participant will not be able to make any subsequent sale in Singapore of the shares of Stock acquired through the vesting of the Restricted Stock Units or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Director Notification Obligation
If Participant is a director, associate director or shadow director of a Singapore Affiliate, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing when Participant receives an interest (e.g., Restricted Stock Units or shares of Stock) in the Company or any Affiliate. In addition, Participant must notify the Singapore Affiliate when Participant sells shares of Stock of the Company or any Affiliate (including when Participant sells shares of Stock acquired through the vesting of Restricted Stock Units). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Affiliate. In addition, a notification must be made of the Participant’s interests in the Company or any Affiliate within two business days of becoming a director.
SPAIN
Terms and Conditions
Service Conditions
This provision supplements Section 12 of the Agreement:
In accepting this Award, the Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.
The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Award under the Plan to individuals who may be employees of the Company or a Participating Company throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Participating Company. Consequently, the Participant understands that this Award is granted on the assumption and condition that this Award and any restricted stock units acquired upon exercise of this Award are not part of any employment contract (either with the Company or any Participating Company) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that this Award would not be granted to the Participant but for the assumptions and conditions referred to herein; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of this Award shall be null and void.
This Award is a conditional right to restricted stock units and will be forfeited in the case of the Participant’s termination of employment. This will be the case even if (1) the Participant is considered to be unfairly dismissed without good cause; (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant terminates employment due to a change of work location, duties or any other employment or contractual condition; (4) the Participant terminates employment due to unilateral breach of contract of the Company or any of its Participating Companies; or (5) the Participant’s employment terminates for any other reason whatsoever. Consequently, upon termination of the Participant’s employment for any of the reasons set forth above, the Participant will automatically lose any rights to the unvested Award granted to him or her as of the date of the Participant’s termination of employment, as described in the Plan and the Agreement.
Notifications
Exchange Control Information
The Participant must declare the acquisition and sale of shares to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because the Participant will not purchase or sell the shares through the use of a Spanish financial institution, the Participant must make the declaration himself or herself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the shares are owned as of December 31 of each year; however, if the value of the shares or the sale proceeds exceed a certain legally designated amount, a declaration must be filed within one month of the acquisition or sale, as applicable. Therefore, the Participant should consult his or her personal advisor regarding whether he or she will be required to file an informational tax report for assets and rights that he or she holds abroad.
Securities Law Information
The grant of Award under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Spain.
The Award does not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Agreement have been registered with the Comisión Nacional del Mercado de Valores and do not constitute a public offering prospectus.
Foreign Asset/Account Reporting Information
To the extent that the Participant holds shares and/or has bank accounts outside Spain with a value in excess of a certain legally designated amount (for each type of asset) as of December 31, the Participant will be required to report information on such assets on his or her tax return (tax form 720) for such year. After such shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported shares or accounts increases by more than a certain legally designated amount. The Participant should consult his or her personal advisor in this regard. Further, the Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed a certain legally designated amount. Therefore, the Participant should consult his or her personal advisor in this regard.
SWEDEN
Notifications
Securities Law Information
The grant of Award under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Sweden.
Terms and Conditions
Exchange Control.
The Participant understands and agrees that foreign and local banks or financial institutions (including brokers) engaged in cross-border transactions generally may be required to report any payments to or from a foreign country exceeding a certain amount to The National Tax Board, which receives the information on behalf of the Swedish Central Bank (Sw.Riksbanken). This requirement may apply even if the Participant has a brokerage account with a foreign broker.

SWITZERLAND
Notifications
Securities Law Notification
The grant of the Restricted Stock Units is considered a private offering and therefore is not subject to securities registration in Switzerland.
TAIWAN
Terms and Conditions
Data Privacy Acknowledgement
The Participant hereby acknowledges that the Participant has read and understood the terms regarding the collection, processing and transfer of Data contained in the Data Privacy section of this Agreement and, by participating in the Plan, the Participant agrees to such terms. In this regard, upon request of the Participating Company Group retaining the Participant’s Service, the Participant agrees to provide an executed data privacy consent form to the Participating Company Group retaining the Participant’s Service (or any other agreements or consents that may be required by the Participating Company Group retaining the Participant’s Service) that the Participating Company Group retaining the Participant’s Service may deem necessary to obtain under the data privacy laws in the Participant’s country, either now or in the future. the Participant understands that the Participant will not be able to participate in the Plan if the Participant fails to execute any such consent or agreement.
Notifications
Securities Law Information
The Award and any shares of Stock acquired pursuant to the Plan are available only for Employees or directors of the Participating Company Group. The offer is not a public offer of securities by a Taiwanese company.
Neither the Plan nor the Restricted Stock Units are registered in Taiwan with the Securities and Futures Bureau or subject to the securities laws of Taiwan.
Exchange Control Information
The Participant may remit and acquire up to a legally designated amount (currently US$5,000,000) per year in foreign currency (including proceeds from the sale of shares of Stock or the receipt of any dividends) without justification.
If the transaction amount exceeds a legally designated amount (currently TWD500,000) in a single transaction, Taiwanese residents must submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank. In addition, if the transaction amount exceeds a legally designated amount (currently US$500,000), the Participant may be required to provide additional supporting documentation to the satisfaction of the bank involved in the transaction. the Participant should consult with the Participant’s personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
Notifications
Exchange Control Information.
Thai residents realizing cash proceeds in excess of a certain legally designated amount in a single transaction from the sale of shares of Stock or dividends paid on such shares of Stock must immediately repatriate all cash proceeds to Thailand and convert such proceeds to Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. The inward remittance must also be reported to the Bank of Thailand on a foreign exchange transaction form. Failure to comply with these obligations may result in penalties assessed by the Bank of Thailand. The Participant should consult with his or her personal advisor prior to taking any action with respect to the remittance of proceeds into Thailand.
Because exchange control regulations change frequently and without notice, the Participant should consult his or her personal advisor before selling shares to ensure compliance with current regulations. It is the Participant’s sole responsibility to comply with exchange control laws in Thailand.
UNITED ARAB EMIRATES
Notifications
Securities Law Information
Participation in the Plan is being offered only to selected Participants and is in the nature of providing equity incentives to Participants in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Participants and must not be delivered to, or relied on by, any other person. Prospective acquirers of the securities offered, including the Participant, should conduct their own due diligence on the securities. The Participant is encouraged to consult a legal or financial advisor if the Participants does not understand the contents of the Agreement or the Plan or any aspect of the Award.
If the Participant does not understand the contents of the Plan and the Agreement, the Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development has approved the Plan or the Agreement nor taken steps to verify the information set out therein and have no responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Tax Reporting and Payment Liability.
The following provision supplements Section 6 of the Agreement:
The Participant agrees that the Company or the employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Participant may have to recover any overpayment from relevant U.K. tax authorities. If payment or withholding of any income tax liability arising in connection with the Participant's participation in the Plan is not made by the Participant to the employer within ninety (90) days of the event giving rise to such income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), The Participant understands and agrees that the amount of any uncollected income tax will constitute a loan owed by the Participant to the employer, effective on the Due Date. The Participant understands and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs, it will be immediately due and repayable by the Participant, and the Company and/or the employer may recover it at any time thereafter by any of the means referred to in the Plan and/or this Agreement. Notwithstanding the foregoing, the Participant understands and agrees that if they are a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), they will not be eligible for such a loan to cover the income tax liability. In the event that the Participant is a director or executive officer and the income tax is not collected from or paid by the Participant by the Due Date, The Participant understands that the amount of any uncollected income tax will constitute an additional benefit to the Participant on which additional income tax and National Insurance Contributions will be payable. The Participant understands and agrees that they will be responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for reimbursing the Company or the employer (as appropriate) for the value of any primary and (to the extent legally possible) secondary class 1 national insurance contributions due on this additional benefit which the Company or the employer may recover from the Participant by any of the means referred to in the Plan and/or this Agreement.
Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the provision above will not apply. In the event that Participant is an executive office or director and income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax will constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) (including employer's NICs, as defined below) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the employer (as appropriate) for the value of any NICs due on this additional benefit.
Notification
Securities Law Information
The grant of Award under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the United Kingdom.
Neither this Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Restricted Stock Units are exclusively available in the UK to bona fide employees and former employees and any other UK Affiliate.
Non-Qualified Grants
The Award is not intended to be tax-qualified or tax-preferred under current tax rules and regulations in the United Kingdom.
Tax Consultation
The Participant understands that he or she may suffer adverse tax consequences as a result of the Participant’s acquisition, holding, or disposition of the shares of Stock. The Participant represents that he or she will consult with any tax advisors that the Participant deems appropriate in connection with the acquisition, holding, or disposition of the shares of Stock and that the Participant is not relying on the Participating Company Group for any tax advice.
Prohibition Against Insider Dealing
The Participant should be aware of:
1.the insider dealing rules of the Regulation (EU) No 596/2023 of the European Parliament and Council (Market Abuse Regulation) which apply in the UK; and
2.the UK's insider dealing rules under the Criminal Justice Act 1993, each of which may affect transactions under the Plan such as the acquisition or sale of shares of Stock acquired under the Plan, if the Participant has inside information regarding the Company. If the Participant is uncertain whether the insider dealing rules apply, the Company recommends that the Participant consults with a legal advisor. The Company cannot be held liable if the Participant violates the UK's insider dealing rules. The Participant is responsible for ensuring his or her compliance with these rules.